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                                               IMAGEMATRIX CORPORATION
                                                     EXHIBIT  11.2
                                     STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                    Allocation -
                                                                                    Days             Calculation
                                                                                    ----             ------------

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Applicable Common Shares:
 Net effect of common stock - based on the treasury stock method using the IPO price of $5.75

   Shares issued during 1995                                         3,265,193
   Less:  Treasury stock assumed purchased
    Net stock proceeds                               1,201,000
    Divided by: IPO price                                $5.75
                                                     ---------
                                                                      (208,870)
Net effect of common stock options - based on the treasury
 stock method using the IPO price of $5.75:
  Shares assumed issued for  stock options                             940,759
  Less:  Treasury stock assumed purchased
   Options having an exercise price below IPO price    940,759
   Multiplied by: Option Price                           $2.58
                                                     ---------
                                                     2,427,158
   Divided by: IPO price                                 $5.75
                                                     ---------
                                                                      (422,114)
    TOTAL SHARES TO BE USED IN COMPUTING                             ---------
      INCOME PER SHARE PRIOR TO JUNE 4, 1996                         3,574,968      X     155  =     554,120,034
                                                                     =========


Total shares issued and outstanding from June 4, 1996
 through June 30, 1996                                               4,638,772







    Note: Common stock equivelants have been excluded from the calculation from June 4, 1996 through June 30, 1996 as these common stock equivalents are anti-dilutive


    TOTAL SHARES TO BE USED IN COMPUTING                             ---------
      INCOME PER SHARE SUBSEQUENT TO JUNE 4, 1996                    4,638,772      X      27  =     125,246,844
                                                                     =========            ---        -----------
                                                                                          182        679,366,878
                                                                                          ===
                                                                 Divided by                                  182
                                                                                                     -----------
                                                    TOTAL WEIGHTED AVERAGE SHARES O/S-
                                                    APRIL 1 THROUGH JUNE 30, 1996                      3,732,785
                                                                                                     ===========
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